UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The sole purpose of this Current Report is to correct a typographical error contained in the Company's Current Report on Form 8-K dated today on October 30, 2008, furnishing the press release reporting its financial results for the three and nine months ended September 30, 2008. In the financial table titled "Reconciliation of GAAP to Non-GAAP Financial Measures" the heading of the second column under "Three Months Ended" should be "September 30, 2007."

Item 2.02.  Results of Operations and Financial Condition.

        On October 30, 2008, Rudolph Technologies, Inc. issued a press release reporting its financial results for the three and nine months ended September 30, 2008.  The press release is attached hereto as Exhibit 99.1.

        The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

            (d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued October 30, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued October 30, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: October 30, 2008	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT 99.1

RUDOLPH TECHNOLOGIES ANNOUNCES THIRD QUARTER REVENUE INCREASED WITH EARNINGS EXCEEDING GUIDANCE

Flanders, NJ, October 30, 2008 - Rudolph Technologies, Inc. (Nasdaq: RTEC), a leading provider of process characterization equipment and software for both front-end and back-end inspection and metrology solutions, today announced financial results for the third quarter of 2008.

Highlights include:

  Third quarter revenue of $39.0 million, up 2% quarter over quarter and up 24% year over year;
  GAAP loss per share of $0.01 in the quarter compared to $0.06 for the 2008 second quarter;
  Third quarter non-GAAP earnings per share of $0.09;
  Inventory and accounts receivable improvements contributed to $9.0 million increase in cash and marketable securities for the quarter, resulting in an ending balance of over $74 million.

Discussing the third quarter results, Paul F. McLaughlin, Chairman and Chief Executive Officer commented, "We are very pleased with this performance particularly, since many customers canceled or pushed out deliveries just as the quarter neared completion.  Nonetheless, with a corporate-wide effort we were still able to meet our revenue guidance and exceed our earnings guidance.  This is a clear tribute to strong customer relationships and our dedicated work force.   This operating performance, when combined with our balance sheet improvement initiatives, resulted in a cash increase of $9.0 million for the quarter leaving us with a balance of over $74 million at quarter's end.  This helps us remain well positioned to fund our strategic initiatives."

The Company's third quarter revenue totaled $39.0 million, a 2% increase compared to $38.4 million for the second quarter of 2008.  During the third quarter, international sales represented approximately 76% of revenue while domestic sales accounted for 24%.  In the 2008 second quarter, international sales represented approximately 74% of revenue and domestic sales accounted for 26%.  Approximately 56% of the Company's third quarter tool revenue was from 300mm product sales.

Net loss for the quarter was $448 thousand or $0.01 per share, compared to a net loss of $2.0 million or $0.06 per share in the second quarter.  Excluding the impact of acquisition and restructuring charges, amortization of acquired technology and intangible assets, shared based compensation and using a 35% tax rate as detailed in the attached financial table, non-GAAP net income was $2.6 million or $0.09 per share.

Third quarter gross margin was 43% and was negatively impacted by 3% for acquired inventory sold in the quarter that was written up to fair value in purchase accounting.  The 2008 second quarter gross margin was 46%.  Lower software sales and product mix contributed to the gross margin decrease.

Research and development (R&D) expenses for the third quarter totaled $8.3 million, compared to $8.4 million in the second quarter of 2008.  As a percentage of revenue, R&D was 21% of revenue in the 2008 third quarter and 22% in the 2008 second quarter.  The quarter over quarter dollar decrease in R&D was due to reduced incentive compensation plan expenses offset by the write-off of abandoned software projects eliminated as part of the Company's cost reduction efforts.  The Company anticipates that R&D expense in the fourth quarter of 2008 will be approximately $6.7 to $7.0 million.

Selling, general and administrative (S,G&A) expenses totaled $7.9 million in the 2008 third quarter compared to $10.5 million in the second quarter of 2008.  S,G&A was 20% of revenue in third quarter of 2008 and 27% in the second quarter of 2008. The quarter over quarter dollar decrease in S,G&A was primarily due to a reduction in incentive compensation plan expenses and foreign currency exchange gains from international operations.  The Company expects that S,G&A will be approximately $8.4 to $8.6 million in the fourth quarter of 2008.

 Balance Sheet Strength

The Company's continued focus on reducing both the accounts receivable and inventory balances yielded significant results in the quarter.  Accounts receivables decreased $11.5 million and inventory decreased $4.5 million from their June 30, 2008 balances and contributed to the $9.0 million increase in cash and marketable securities in the 2008 third quarter. The Company anticipates continued declines in both accounts receivable and inventory balances in the fourth quarter of 2008 resulting in cash balances being flat to up at December 31, 2008.  Working capital of $176.4 million, as of September 30, 2008 increased one million dollars from the previous quarter.

 Conference Call

Rudolph Technologies will discuss its 2008 third quarter results and fourth quarter guidance, on a conference call it is hosting today at 4:45 PM ET.  A live webcast will also be available to investors on the Company's website at www.rudolphtech.com.  To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.

 Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures.  Non-GAAP financial measures exclude the impact of purchase accounting, share based compensation, amortization of acquired technology and intangible assets, and restructuring costs.  We believe that this presentation of non-GAAP financial measures allows investors to better assess the Company's operating performance by comparing it to prior periods on a more consistent basis.  We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP.  To that end, non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures.  Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

 About Rudolph Technologies

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology, defect inspection and data analysis systems used by semiconductor device manufacturers. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market. Rudolph has enhanced the competitiveness of its products in the marketplace by anticipating and addressing many emerging trends driving the semiconductor industry's growth. Rudolph's strategy for continued technological and market leadership includes aggressive research and development of complementary metrology and inspection solutions. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company's website at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements related to our expectations regarding our expenses and revenue expectations for the fourth quarter of 2008.  In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "would," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. Rudolph wishes to take advantage of the "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Rudolph.  Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: (1) cyclicality of the semiconductor industry; (2) customer concentration; (3) introduction of new products by Rudolph's competitors; (4) sole or limited sources of supply; (5) revenues may be lower than expected; (6) costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected; (7) the industry may be subject to future regulatory or legislative actions that could adversely affect the Company; (8) the impact of a slowdown in the overall economy; (9) uncertainty of the current global political environment; (10) the potential for terrorist attacks; (11) changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments; (12) the timing of revenue recognition of shipments and services provided; (13) changes in or an inability to execute our business strategy; (14) unanticipated manufacturing or supply problems; (15) changes in tax rules; (16) the assets of Applied Precision's semiconductor operations and/or RVSI Inspection may not be integrated into Rudolph successfully, which may result in the Company not operating as effectively and efficiently as expected or such integration may be more difficult, time-consuming or costly than expected; (17) revenues following the acquisitions may be lower than expected; and (18) the expected combination benefits from the acquisitions may not be fully realized or realized within the expected time frame.   Rudolph cannot guarantee future results, levels of activity, performance, or achievements.  Additional factors that may affect the future results of Rudolph are set forth in its Form 10-K report for the year ended December 31, 2007 and other filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov, the SEC's website, and at the Company's website which is http://www.rudolphtech.com. These factors are updated from time to time through the filing of reports and registration statements with the SEC.  Rudolph Technologies does not assume any obligation to update the forward-looking information contained in this press release.

 For more information, please contact:

 Investors:
Steven R. Roth
973.448.4302
 steven.roth@rudolphtech.com

 Trade Press:
Virginia Becker
952.259.1647
 virginia.becker@rudolphtech.com

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) - (Unaudited)

	September 30,	December 31,
	2008	2007
		(Audited)

ASSETS
Current assets
Cash and marketable securities	$ 74,231	$ 73,925
Accounts receivable, net	39,438	50,015
Inventories	72,092	70,987
Prepaid and other assets	16,125	8,700
Total current assets	201,886	203,627
Net property, plant and equipment	18,065	16,062
Intangibles	235,125	236,957
Other assets	2,616	3,570
Total assets	$ 457,692	$ 460,216

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$ 13,600	$ 15,030
Other current liabilities	11,933	12,299
Total current liabilities	25,533	27,329
Non-current liabilities	10,963	8,409
Total liabilities	36,496	35,738
Stockholders' equity	421,196	424,478
Total liabilities and stockholders' equity	$ 457,692	$ 460,216

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Revenues	$ 38,986	$ 31,461	$ 114,612	$ 127,547
Cost of revenues	22,180	15,921	64,970	60,907
Gross profit	16,806	15,540	49,642	66,640
Operating expenses:
Research and development	8,342	6,505	24,582	23,319
Selling, general and administrative	7,903	7,791	27,534	25,330
Amortization	1,734	1,119	5,128	3,368
Total operating expenses	17,979	15,415	57,244	52,017
Operating income (loss)	(1,173)	125	(7,602)	14,623
Interest income and other, net	295	1,078	847	3,034
Provision (benefit) for income taxes	(430)	(185)	(2,676)	5,254
Net income (loss)	$ (448)	$ 1,388	$ (4,079)	$ 12,403

Net income (loss) per share:

Basic	$ (0.01)	$ 0.05	$ (0.13)	$ 0.43
Diluted	$ (0.01)	$ 0.05	$ (0.13)	$ 0.42

Weighted average shares outstanding:

Basic	30,781	29,152	30,591	29,099
Diluted	30,781	29,250	30,591	29,265

(table to follow)

RUDOLPH TECHNOLOGIES, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

GAAP operating income (loss)	$ (1,173)	$ 125	$ (7,602)	$ 14,623
Non-GAAP adjustments:
Acquisition expenses (1)	965	-	2,982	-
Amortization	1,734	1,119	5,128	3,357
Restructuring expense (2)	1,082	197	1,763	197
Share-based compensation	955	717	2,551	2,285
Total non-GAAP adjustments	4,736	2,033	12,424	5,839
Non-GAAP operating income	$ 3,563	$ 2,158	$ 4,822	$ 20,462

GAAP net income (loss)	$ (448)	$ 1,388	$ (4,079)	$ 12,403
Total non-GAAP adjustments	4,736	2,033	12,424	5,839
Income tax effect of non-GAAP
adjustments @ 35% tax rate	(1,658)	(712)	(4,348)	(2,044)
Non-GAAP net income	$ 2,630	$ 2,709	$ 3,997	$ 16,198

Non-GAAP net income per share:
Basic	$ 0.09	$ 0.09	$ 0.13	$ 0.56
Diluted	$ 0.09	$ 0.09	$ 0.13	$ 0.55

(1)   During the three months ended September 30, 2008, the Company recorded acquisition expenses of $1.0 million for purchase accounting charges.  During the nine months ended September 30, 2008, the Company recorded acquisition expenses of $3.0 million for purchase accounting charges, integration costs and stay bonuses.

(2)   During the three months ended September 30, 2008, the Company recorded restructuring expenses of $1.1 million for severance and a write-down of capitalized software projects.  During the nine months ended September 30, 2008, the Company recorded restructuring expenses $1.8 million, for severance, a write-down of capitalized software projects and a write-down of an obsolete product line.  In the third quarter of 2007, the Company recorded restructuring expenses of $197 thousand related to severance cost.

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